================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        MICHAEL ANTHONY JEWELERS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                                                    May 22, 1998


Dear Fellow Stockholder:

        You are cordially invited to attend the Company's Annual Meeting of stockholders to be held at 10:00 A.M. on Monday, June 22, 1998 at the Company's headquarters located at 115 South MacQuesten Parkway, Mount Vernon, New York 10550.

        You will be asked at the meeting to approve the election of three directors constituting Class 2 of the Board of Directors.

        The Board of Directors will also report on the Company's affairs and a discussion period will be held for questions and comments.

        The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, please sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

        Thank you for your cooperation.

                                             Very truly yours,




                                             Michael Paolercio
                                             Co-Chairman of the Board and
                                             Chief Executive Officer

                         MICHAEL ANTHONY JEWELERS, INC.
                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   ----------


                                                          Mount Vernon, New York
                                                                    May 22, 1998

         The Annual Meeting of the Stockholders of Michael Anthony Jewelers, Inc. will be held at the Company's headquarters located at 115 South MacQuesten Parkway, Mount Vernon, New York on Monday, June 22, 1998 at 10:00 A.M. for the following purposes:

         1. To elect three (3) directors to Class 2 of the Board of Directors to serve until 2001 or until their successors are duly elected and take office.

         2. To transact any other business which may properly come before the meeting.

         Stockholders of record at the close of business on May 4, 1998 will be entitled to notice of and to vote at the meeting.

         Stockholders who are unable to attend the meeting in person are requested to complete, date and return the enclosed form of proxy in the postage paid envelope provided. No postage is required if mailed in the United States.




                                       M. Frances Durden
                                       Secretary



                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

                         MICHAEL ANTHONY JEWELERS, INC.

                          115 South MacQuesten Parkway
                          Mount Vernon, New York 10550

                                ---------------
                                PROXY STATEMENT
                                ---------------

                                  INTRODUCTION

        This Proxy Statement is furnished to the holders of Common Stock, $.001 per share ("Common Stock"), of Michael Anthony Jewelers, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 22, 1998, or at any adjournment, or postponement thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or duly executed proxy, bearing a later date, or by voting in person at the meeting.

        This Proxy Statement and the accompanying form of proxy for use at the meeting are being solicited by the Board of Directors of the Company. The proxy materials and annual report are being mailed to stockholders with this Proxy Statement on or about May 22, 1998. Proxies will be solicited chiefly by mail, but additional solicitation may be made by the employees of the Company. All solicitation expenses, including costs of preparing, assembling and mailing the proxy material, will be borne by the Company.

        The purposes of the meeting are to (i) elect three members of Class 2 of the Board of Directors for a three year term expiring in 2001 or until their successors are duly elected and take office and (ii) transact any other business which may properly come before the meeting. While the Company is not currently aware of any other matters which will come before the meeting, if any other matters do properly come before the meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters. Shares represented by executed and unrevoked proxies will be voted FOR each of the nominees for director, unless otherwise indicated on the form of proxy. Votes will be tabulated by or under the direction of an Inspector of Election who will certify the results of the meeting. Abstentions are counted in determining the total number of votes cast. While not counted as votes for or against a proposal, abstentions have the same effect as votes against a proposal. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal (broker non-votes), the shares will not be counted in determining the number of votes cast. Directors are elected by a plurality of votes cast, and the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote is required for approval of any other matter anticipated to be considered at the meeting.

ITEM 1:

                             ELECTION OF DIRECTORS

        At the Annual Meeting, three directors for Class 2 of the Board of Directors are to be elected for three-year terms expiring in 2001 or until their successors are duly elected and take office. Unless otherwise specified, the enclosed proxy will be voted FOR each of the nominees named below. All of the nominees are currently serving as directors of the Company. In the event any nominee is unable to serve as a director, the shares represented by a proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

        In the event that a vacancy may occur during the term of a director, such vacancy may be filled by the Board of Directors for the remainder of the full term. In addition, the vacancies in Class 3 of the Board of Directors may be filled by the Board prior to the next annual meeting. The directors will be elected by a plurality of the votes cast at the meeting.

        Directors who are not salaried officers of the Company receive (a) $2,000 per Board meeting attended in person or $1,000 per Board meeting attended by telephone conference, up to an aggregate of $15,000 per fiscal year, (b) a stock option awarded under the Company's Non-Employee Director's Plan for 5,000 shares of the Company's Common Stock on each anniversary date of their election to the Board and (c) an annual award of shares of the Company's Common Stock worth $5,000 on the date of the Company's Annual Meeting of Stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINATED DIRECTOR DESIGNATED ON THE PROXY

        The nominees and continuing directors, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:

NOMINEES FOR DIRECTORS

                                    CLASS 2
                          FOR A TERM EXPIRING IN 2001

                                      HAS SERVED AS             PRINCIPAL OCCUPATION
     NAME                     AGE     DIRECTOR SINCE          DURING THE PAST FIVE YEARS
     ----                     ---     --------------          --------------------------

Michael W. Paolercio (1)       47          1977              Co-Chairman of the Board of the Company
                                                              since 1986. Chief Executive Officer of the
                                                              Company (or its predecessor) since 1977.
                                                              President of the Company from 1977 to 1993.
                                                              Michael W. Paolercio is Anthony Paolercio's
                                                              brother and Michael A. Paolercio's cousin
                                                              and is married to Michelle Light, an
                                                              executive officer of the Company.

Allan Corn                     54          1989              Since 1990, Senior Vice President of the
                                                              Company and Chief Financial Officer of the
                                                              Company since 1988. From 1987 to 1988, Vice
                                                              President and Controller of the Company.

David S. Harris(2)(3)          38          1995              Managing Director at Furman Selz, Inc., an
                                                              investment banking and securities brokerage
                                                              firm, since 1990.


CONTINUING DIRECTORS

                                     CLASS 3
                              TERM EXPIRES IN 1999

                                      HAS SERVED AS                  PRINCIPAL OCCUPATION
     NAME                     AGE     DIRECTOR SINCE                AND BUSINESS EXPERIENCE
     ----                     ---     --------------                -----------------------

Anthony Paolercio, Jr.         45          1977              Co-Chairman of the Board since 1986 and
                                                              President since October 1997. Executive
                                                              Vice President from 1986 to 1997. Chief
                                                              Operating Officer of the Company (or its
                                                              predecessor) from 1977 to 1993. Anthony
                                                              Paolercio is Michael W. Paolercio's brother
                                                              and Michael A. Paolercio's cousin.

                                    CLASS 1
                              TERM EXPIRES IN 2000

                                       HAS SERVED AS                  PRINCIPAL OCCUPATION
     NAME                      AGE     DIRECTOR SINCE                AND BUSINESS EXPERIENCE
     ----                      ---     --------------                -----------------------

Michael Anthony Paolercio       51      1986                 Since February 1993, Senior Vice President
                                                              and Treasurer of the Company. From 1991 to
                                                              1993, financial consultant to the Company.
                                                              First Senior Vice President of National
                                                              Community Bank of New Jersey from 1990 to
                                                              1991. Senior Vice President of First
                                                              Fidelity Bank, N.A., New Jersey from 1987
                                                              to 1990. Mr. Paolercio is Michael and
                                                              Anthony Paolercio's cousin.

Michael Wager(1)(2)(3)          47      1988                 Since 1989, a partner in the law firm of
                                                              Benesch, Friedlander, Coplan & Aronoff,
                                                              counsel to the Company. Secretary of the
                                                              Company from 1991 to September 1994. In
                                                              September 1994, Mr. Wager became Assistant
                                                              Secretary of the Company. Mr. Wager is a
                                                              director of American Speedy Printing
                                                              Centers, Inc. and Sulcus Hospitality
                                                              Technologies.

Donald R. Miller (2)(3)         69      1995                 Management Consultant in retail and
                                                              consumer service sectors since 1956. Since
                                                              1995, Board Chair of Nash Finch Company, a
                                                              wholesale/retail distributor of food and
                                                              related products. Director of Nash Finch
                                                              Company since 1978.

----------
(1)  Member of Nominating Committee
(2)  Member of Audit Committee
(3)  Member of Compensation Committee


        The following persons serve as executive officers of the Company in addition to certain of the persons set forth above:

- Michelle Light, age 40, has been Executive Vice President since October, 1997, and previously served as (a) Senior Vice President of Sales and Marketing from March 1993 until October 1997 and (b) Senior Vice President of Merchandising for the Company from 1991 until March 1993. Prior to joining the Company, Ms. Light was employed by Jan Bell Marketing, Inc. from 1984 until 1991 and served as Jan Bell's Senior Vice President of Merchandising from 1988 until 1991. Ms. Light is married to Michael W. Paolercio.

- Mark Hanna, age 51, has been Senior Vice President of Sales and Marketing since October 1997. Prior to joining the Company, Mr. Hanna served as President of Dalow Industries from 1995 until October 1997 and President of Leach & Garner International from 1990 until 1995.

- Gregory Torski, age 43, has been Chief Information Officer and Senior Vice President of the Company since April 1998 and previously served as Vice President of Information Systems for the Company from 1995 until April 1998, and Director of Information Systems from September 1994 until 1995. Prior to joining the Company, Mr. Torski had been Vice President and Chief Information Officer of the Fine Jewelry Division at Town & Country Corporation since 1991 and served as Town & Country's Director of Information Systems since 1989.

- Frances Durden, age 42, has been Senior Vice President of the Company since March 1995 and General Counsel and Secretary of the Company since September 1994. Prior to joining the Company, Ms. Durden was an attorney in private practice from 1986 until 1994.

        The Board of Directors has an Audit Committee, which met one time during the 1998 fiscal year. The primary functions of the Audit Committee are to provide assistance to the Board of Directors in fulfilling its responsibilities related to corporate accounting and reporting practices and to maintain a direct line of communication among directors, the Company's internal accounting staff and independent accountants. In addition, the Audit Committee approves the professional services provided by the independent accountants of the Company prior to the performance of such services and considers the range of audit fees.

        The Board of Directors also has a Compensation Committee, which met two times during the 1998 fiscal year. The primary functions of the Compensation Committee are to provide assistance to the Board of Directors in assessing and approving the compensation of the Company's officers. The Compensation Committee also administers the Company's 1993 Long Term Incentive Plan (the "Long Term Incentive Plan").

        The Board of Directors has a Nominating Committee, which met one time during the 1998 fiscal year. The primary functions of the Nominating Committee are to make nominations to fill vacancies on the Board or a committee of the Board. The Nominating Committee will consider nominees recommended by stockholders, if the nominations are submitted in writing on a timely basis and the nominee has agreed in writing to serve, if elected.

        During the 1998 fiscal year, the Board of Directors had eight meetings and each director attended at least 75% of the aggregate number of meetings of the Board of Directors and standing committees on which he served.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        On May 4, 1998, the Company had outstanding 7,284,793 shares of Common Stock. Each share of Common Stock is entitled to one vote upon each of the matters to be presented at the meeting. The holders of a majority of the shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the meeting. Stockholders of record at the close of business on May 4, 1998 will be entitled to vote at the meeting.

        The following table sets forth information as of May 4, 1998 regarding Common Stock owned beneficially by (1) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (2) each director and each person nominated to become a director, (3) each of the Company's executive officers named in the Summary Compensation Table set forth below and (4) all present officers and directors of the Company as a group.


                                                AMOUNT AND
                                                 NATURE OF
       NAME AND ADDRESS OF                       BENEFICIAL        PERCENTAGE OF
         BENEFICIAL OWNER                      OWNERSHIP(1)(2)     COMMON STOCK
        ------------------                     --------------      ------------
Liberty Investment Management ........            818,500              11%
2502 Rocky Point Drive
Tampa, Florida 33607

Brinson Partners, Inc ................            764,839              10%
209 S. LaSalle Street
Chicago, Illinois 60604

Maxus Investment Group ...............            617,400               8%
28601 Chagrin Boulevard
Cleveland, Ohio 44122

Dimensional Fund Advisors, Inc .......            463,500               6%
1299 Ocean Avenue
Santa Monica, California 90401

Michael W. Paolercio .................          1,118,300(3)           15%
c/o Michael Anthony Jewelers, Inc.
115 South MacQuesten Parkway
Mount Vernon, New York 10550

Anthony Paolercio, Jr ................          1,211,000(4)           16%
c/o Michael Anthony Jewelers, Inc.
115 South MacQuesten Parkway
Mount Vernon, New York 10550

Michelle Light Paolercio .............             34,000(5)            *
c/o Michael Anthony Jewelers, Inc.
115 South MacQuesten Parkway
Mount Vernon, New York 10550

Allan Corn ...........................             29,000(6)            *
c/o Michael Anthony Jewelers, Inc.
115 South MacQuesten Parkway
Mount Vernon, New York 10550

Michael Anthony Paolercio ............             15,000(7)            *
c/o Michael Anthony Jewelers, Inc.
115 South MacQuesten Parkway
Mount Vernon, New York 10550


                                                AMOUNT AND
                                                 NATURE OF
       NAME AND ADDRESS OF                       BENEFICIAL        PERCENTAGE OF
         BENEFICIAL OWNER                      OWNERSHIP(1)(2)     COMMON STOCK
         ----------------                      ---------------     ------------

Gregory Torski .......................             27,000(8)            *
c/o Michael Anthony Jewelers, Inc.
115 South MacQuesten Parkway
Mount Vernon, NY 10550

Michael Wager, Esq ...................             13,828(9)            *
c/o Benesch, Friedlander, Coplan &
Aronoff
2300 BP American Building
200 Public Square
Cleveland, Ohio 44114

David S. Harris ......................              7,861(10)           *
Furman Selz Incorporated
230 Park Avenue
New York, New York 10169

Donald R. Miller .....................              7,795(11)           *
68-10 108th Street
Forest Hills, New York 11375

All officers and directors as a group
 (11 persons)                   2,505,784(3)(4)(5)(6)(7)(8)(9)(10)(12)  34%



*    Less than 1%

(1) Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.

(2) Common Stock includes all outstanding Common Stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended), all Common Stock subject to any right of acquisition, through exercise or conversion of any security, within 60 days of the record date declared for the Company's Annual Meeting of Stockholders.

(3)  Consists of (i) 813,300 shares held by Michael W. Paolercio, individually,
     (ii) 260,000 shares held by trusts for the benefit of Mr. Paolercio's minor children, of which Mr. Paolercio disclaims beneficial ownership and (iii) 45,000 shares subject to currently exercisable stock options.

(4)  Consists of (i) 708,000 shares held by Anthony Paolercio, individually,
     (ii) 458,000 shares held by trusts for the benefit of Mr. Paolercio's children, of which Mr. Paolercio disclaims beneficial ownership and (iii) 45,000 shares subject to currently exercisable stock options.

(5) Consists of 34,000 shares subject to currently exercisable stock options. Ms. Light has also received an option under the Long Term Incentive Plan for 30,000 shares which will vest annually over a three year period that commences on October 14, 1998 in equal installments of 10,000 shares at an exercise price of $3.00 per share.

(6) Consists of (i) 3,000 shares held by Mr. Corn, individually, and (ii) 26,000 shares subject to currently exercisable stock options.

(7) Consists of (i) 3,000 shares held by Mr. Paolercio, individually, and (ii) 12,000 shares subject to currently exercisable stock options.

(8) Consists of 27,000 shares subject to currently exercisable stock options held by Mr. Torski.

(9) Consists of (i) 3,828 shares held by Mr. Wager, individually, and (ii) 10,000 shares subject to currently exercisable stock options. Mr. Wager has also received the following options to purchase an additional 10,000 shares: (A) a portion of an option under The Directors' Plan for 1,667 shares which will vest on April 22, 1999 at an exercise price of $3.00 per share; (B) a portion of an option under the Directors' Plan to purchase an additional 3,333 shares which will vest annually over a two-year period that commences on April 22, 1999 in installments of 1,667 shares, at an exercise price of $3.00 per share and (C) an option under the Directors' Plan to purchase an additional 5,000 shares which will vest annually over a three-year period that commences on April 22, 1999 in installments of 1,666 shares, 1,667 shares and 1,667 shares, respectively, at an exercise price of $2.69 per share.

(10) Consists of (i) 2,828 shares held by Mr. Harris, individually and (ii) 5,033 shares subject to currently exercisable stock options. Mr. Harris has also received the following options to purchase an additional 9,967 shares:
     (A) a portion of an option under the Directors' Plan for 1,667 shares which will vest on August 25, 1998 at an exercise price of $2.938 per share,
     (B) a portion of an option under the Directors' Plan for 3,300 shares which will vest over a two-year period that commences on August 26, 1998 in installments of 1,650 shares at an exercise price of $3.06 per share and
     (C) an option under the Directors' Plan to purchase 5,000 shares which will vest annually over a three-year period that commences on August 26, 1998 in installments of 1,700 shares, 1,650 shares and 1,650 shares at an exercise price of $3.06 per share.

(11) Consists of (i) 2,828 shares held by Mr. Miller, individually and (ii) 4,967 shares subject to currently exercisable stock options. Mr. Miller has also received the following options to purchase an additional 10,033 shares: (A) a portion of an option under the Directors' Plan for 1,700 shares which will vest on December 3, 1998, at an exercise price of $2.625 per share, (B) a portion of an option under the Director's Plan for 3,300 shares which will vest annually over a two-year period that commences December 2, 1998 in installments of 1,667 shares at an exercise price of $3.06 per share and (C) an option under the Directors' Plan to purchase 5,000 shares which will vest annually over a three-year period that commences on December 2, 1998 in installments of 1,700 shares, 1,650 shares and 1,650 shares at an exercise price of $2.69 per share.

(12) Includes 41,000 shares subject to currently exercisable options granted to Frances Durden and 1,000 shares held by Ms. Durden, individually. Mark Hanna received a stock option to purchase 60,000 shares that will vest in equal annual installments of 20,000 shares commencing on October 23, 1998 at an exercise price of $2.875 per share.


STOCK OPTIONS AND WARRANTS

        The 1993 Long Term Incentive Plan (the "Long Term Incentive Plan") was adopted to encourage ownership of the Company's Common Stock by officers and other key employees, to encourage their continued employment with the Company and to provide the participants with additional incentives to promote the success of the Company. Grants or awards of stock options, stock appreciation rights, restricted stock awards, stock bonus awards and performance plan awards are authorized under the Long Term Incentive Plan. The Compensation Committee of the Board of Directors administers the Long Term Incentive Plan and recommends to the Board which officers and employees should receive grants or awards thereunder.

        The Company has reserved 2,000,000 shares of Common Stock for issuance under the Long Term Incentive Plan, from its authorized but unissued shares. As of May 4, 1998, eight executive officers and approximately 40 other key employees were eligible to participate in the Plan and stock options for an aggregate of 545,500 shares were outstanding.

        The 1993 Non-Employee Director's Stock Option Plan (the "Directors' Plan") was adopted to encourage non-employee directors of the Company to acquire or increase their ownership of the Company's Common Stock on reasonable terms and to foster a strong incentive for such directors to put forth maximum effort for the continued success and growth of the Company. The Company has reserved 250,000 shares of Common Stock from its authorized but unissued shares for the granting of non-qualified stock options to current and future non-employee directors of the Company under the Directors' Plan. Under the Directors' Plan, an option to purchase 5,000 shares of Common Stock is granted automatically on the first day of a non-employee director's term and on each anniversary of such date for so long as a non-employee director remains on the Board, not to exceed a maximum of options to acquire 100,000 shares of Common Stock per non-employee director. As of May 4, 1998, stock options to purchase an aggregate of 50,000 shares were outstanding under the Directors' Plan. The non-employee directors eligible to receive stock options under such plan are Michael Wager, David Harris and Donald Miller.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table provides certain summary information relating to cash and other compensation earned by, awarded to or paid to the Company's Chief Executive Officer, each of the other four most highly compensated executive officers of the Company and one former officer who resigned during fiscal 1998. The periods covered are as follows: "FY 1998" is the period from February 2, 1997 through January 31, 1998; "FY 1997" is the period from January 29, 1996 through February 1, 1997; "FY 1996" is the period from January 29, 1995 through January 28, 1996.


                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                                                ------------
                                                          ANNUAL COMPENSATION(1)   AWARDS
                                                          ----------------------   ------
                                                                                   OPTIONS/    ALL OTHER
             NAME AND                                          SALARY   BONUS        SARS    COMPENSATION
        PRINCIPAL POSITION                         PERIODS       ($)     ($)         (#)          $
        ------------------                         -------       ---     ---         ---      -----------

Michael W. Paolercio ..........................    FY 1998    $260,000    --          --         --
Co-Chairman of the Board                           FY 1997    $260,000    --          --         --
and Chief Executive Officer                        FY 1996    $251,000    --     45,000(2)       --

Anthony Paolercio, Jr .........................    FY 1998    $260,000    --          --         --
Co-Chairman of the Board                           FY 1997    $260,000    --          --         --
and President                                      FY 1996    $251,000    --     45,000(2)       --

Michelle Light                                     FY 1998    $207,346    --     30,000(3)       --
Executive Vice President                           FY 1997    $200,000    --          --         --
                                                   FY 1996    $193,077    --     24,000(3)       --

Allan Corn ....................................    FY 1998    $150,800    --          --         --
Chief Financial Officer                            FY 1997    $150,800    --          --         --
and Senior Vice President                          FY 1996    $145,570    --     26,000(4)       --

Fredric R. Wasserspring(5) ....................    FY 1998    $147,115    --     96,000(5)   $ 86,885(5)
                                                   FY 1997    $225,000    --          --         --
                                                   FY 1996    $217,212    --          --         --

Gregory Torski ................................    FY 1998    $145,500    --          --         --
Chief Information Officer                          FY 1997    $133,000    --          --         --
and Senior Vice President                          FY 1996    $130,000    --     12,000(6)       --


--------

(1) As permitted by the rules issued by the SEC, excludes certain prerequisites since there are none in an amount exceeding the lesser of either $50,000 or 10% of the total of annual salary and bonus.

(2) Each of Michael and Anthony Paolercio received an option under the Long Term Incentive Plan to purchase 45,000 shares which vest annually over a three-year period that commenced on June 26, 1996 in equal installments of 15,000 shares each year, at an exercise price of $3.23 per share.

(3) Ms. Light received (a) an option under the Long Term Incentive Plan to purchase 30,000 shares which vest annually over a three-year period that commences on October 14, 1998 in equal installments of 10,000 shares at an exercise price of $3.00 per share and (b) an option under the Long Term Incentive Plan to purchase 24,000 shares which vest annually over a three-year period that commenced on June 26, 1996 in equal installments of 8,000 shares, at an exercise price of $2.838 per share.

(4) Mr. Corn received (a) an option under the Long Term Incentive Plan for 21,000 shares which vest annually over a three-year period that commenced on June 26, 1996 in equal installments of 7,000 shares, at an exercise price of $2.938 per share and (b) an option under the Long Term Incentive Plan for 5,000 shares which vest annually over a three-year period that commenced on June 29, 1996, in installments of 1,666 shares, 1,667 shares and 1,667 shares, respectively, at an exercise price of $2.875 per share.

(5) Mr. Wasserspring resigned as Chief Operating Officer and President effective October 13, 1997. As part of his severance arrangement, he received severance in an amount equal to six months of his base compensation rate, $9,000 for outplacement services and a non-qualified stock option to purchase 96,000 shares at an exercise price of $3.00 per share. All of his prior outstanding options were cancelled.

(6) Mr. Torski received an option under the Long Term Incentive Plan for 12,000 shares which vest annually over a three-year period that commenced June 26, 1996 in equal installments of 4,000 shares.


EMPLOYMENT AND SEVERANCE AGREEMENTS

The Company does not have employment agreements with its executive officers.

Under the Company's severance policy, if an executive officer's employment is terminated not for cause, the officer is entitled to one month's base compensation (without bonus) for each year of service, up to a maximum of six months.

On October 22, 1997, the Company entered into a Severance Agreement with Mark Hanna, who joined the Company as Senior Vice President of Sales and Marketing. Under the terms of the Severance Agreement, if Mr. Hanna's employment with the Company is terminated not for cause prior to October 22, 2000, he will be entitled to receive an amount equal to three month's base compensation.

STOCK OPTION AND SAR GRANTS

     The following table sets forth the information noted for all grants of stock options and stock appreciation rights ("SARs") to each of the executive officers named in the Summary Compensation Table during the 1998 fiscal year:

                      OPTION/SAR GRANTS IN 1998 FISCAL YEAR


                                                                                                 POTENTIAL
                                      INDIVIDUAL GRANTS                                        REALIZABLE VALUE
                               -------------------------------                                    AT ASSUMED
                                                % OF TOTAL                                          ANNUAL
                                                 OPTIONS/                                      RATES OF STOCK
                                                   SARS                                              PRICE
                                OPTIONS/         GRANTED TO                                       APPRECIATION
                                  SARS           EMPLOYEES         EXERCISE                     FOR OPTION TERM
                                 GRANTED          IN THE            PRICE      EXPIRATION      ------------------
       NAME                         #         1998 FISCAL YEAR      ($/SH)        DATE         5% ($)     10% ($)
       ----                    ---------      ----------------     --------    ----------      ------     -------
Michael W. Paolercio .......         0              --             $  --          --           $  --        $  --

Anthony Paolercio, Jr ......         0              --             $  --          --           $  --        $  --

Michelle Light .............    30,000(1)           12%            $3.00       10/15/2003      $24,865      $54,946

Allan Corn .................         0              --             $  --          --           $  --        $  --

Fredric R. Wasserspring ....    96,000(2)           39%            $3.00       10/14/2001      $45,396      $95,328

Gregory Torski .............         0              --             $  --          --           $  --        $  --


1) Ms. Light received an option under the Long-Term Incentive Plan on October 14, 1997 to purchase 30,000 shares which vest annually over a three-year period commencing October 14, 1998 in equal installments of 10,000 shares, at an exercise price of $3.00 per share.

2) Mr. Wasserspring resigned from the Company effective October 13, 1997. As part of Mr. Wasserspring's severance arrangement, he received a non-qualified stock option to purchase 96,000 shares at an exercise price of $3.00 per share. The shares are fully vested.

STOCK OPTION AND SAR EXERCISES

        The following table sets forth the information noted for all exercises of stock options and SARs by each of the executive officers named in the Summary Compensation Table during the 1998 fiscal year


Aggregated Option / SAR Exercises in 1998 Fiscal Year and Option/SAR Values at End of 1998 Fiscal Year


                                                                   NUMBER OF             VALUE OF
                                                              SECURITIES UNDERLYING     UNEXERCISED
                                                                  UNEXERCISED           IN-THE-MONEY
                                                                  OPTIONS/SARS          OPTIONS/SARS
                                                                   AT END OF             AT END OF
                                     SHARES                    1998 FISCAL YEAR(#)   1998 FISCAL YEAR(S)
                                  ACQUIRED ON       VALUE      EXERCISABLE (E)(1)/   EXERCISABLE(E)(1)/
        NAME                      EXERCISE(#)    REALIZED($)   UNEXERCISABLE(U)      UNEXERCISABLE(U)
        ----                      -----------    -----------   ----------------      ----------------

Michael W. Paolercio                  --             --          45,000(E)(2)          $ 0(E)(3)
                                                                      0(U)             $ 0(U)

Anthony Paolercio                     --             --          45,000(E)(2)          $ 0(E)(3)
                                                                      0(U)             $ 0(U)

Michelle Light                        --             --          34,000(E)(4)          $ 0(E)(3)
                                                                 30,000(U)             $ 0(U)

Allan Corn                                                       26,000(E)(5)          $ 0(E)(3)
                                                                      0(U)             $ 0(U)

Fredric R. Wasserspring               --             --          96,000(E)(6)          $ 0(E)(3)
                                                                      0(U)             $ 0(U)

Gregory Torski                        --             --          27,000(E)(7)          $ 0(E)(3)
                                                                      0(U)             $ 0(U)


----------

(1) The "exercisable" shares include underlying options that are exercisable within 60 days of the record date for the Company's Annual Meeting of Stockholders.

(2) Consists of an option to purchase 45,000 shares at an exercise price of $3.23 per share under the Long Term Incentive Plan.

(3)  Based on the closing stock price at January 30, 1998 of $2.125 per share.

(4) Consists of an option under the Long Term Incentive Plan for 10,000 shares ("Option 1"), an option under the Long Term Incentive Plan for 24,000 shares ("Option 2"), and an option under the Long Term Incentive Plan for 30,000 options ("Option 3"). All 10,000 shares of Option 1 are exercisable at a price of $6.125 per share. On June 26, 1996 and 1997, respectively, 8,000 shares of Option 2 became exercisable, with the remaining 8,000 shares to become exercisable on June 26, 1998, at an exercise price of $2.938 per share. The shares of Option 3 will become exercisable in equal annual installments of 10,000 shares commencing on October 14, 1998 at an exercise price of $3.00 per share.

(5) Consists of an option under the Long Term Incentive Plan for 21,000 shares ("Option 1") and an option under the Long Term Incentive Plan for 5,000 shares ("Option 2"). All shares of Option 1 are exercisable at an exercise price of $2.938 per share. All shares of Option 2 are exercisable at an exercise price of $2.875 per share.


(6) Mr. Wasserspring resigned from the Company as of October 13, 1997. As part of his severance arrangement he received a non-qualified stock option to purchase 96,000 shares at an exercise price of $3.00 per share. The shares are fully vested. The option will expire on October 13, 2000.


(7) Consists of an option under the Long Term Incentive Plan for 15,000 shares ("Option 1") and an option under the Long Term Incentive Plan for 12,000 shares ("Option 2"). All 15,000 shares of Option 1 are exercisable at a price of $5.125 per share. On June 26, 1996 and 1997, respectively, 8,000 share of Option 2 became exercisable, with the remaining 4,000 shares to become exercisable on June 26, 1998, at an exercise price of $2.938 per share.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Michael Wager, Esq., a director of the Company and Chairman of the Compensation Committee, is a partner in the firm of Benesch, Friedlander, Coplan & Aronoff, which provided the Company with legal services during the 1998 fiscal year.

        The following report of the Compensation Committee and the Performance Graph included in this Proxy Statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into the filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the Performance Graph by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such Acts.


                      REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors of the Company establishes the general compensation policies of the Company, establishes the compensation levels for executive officers and administers the Company's Long Term Incentive Plan. The Compensation Committee (the "Committee") is composed of three independent directors.

EXECUTIVE OFFICER COMPENSATION

        Individual executive officer compensation generally includes base salary, annual incentive bonus and long-term incentive awards under the Company's Long Term Incentive Plan. Salaries are determined annually, based on factors that include (i) job responsibilities, (ii) individual performance, ability, and experience, (iii) salaries at comparably-sized companies and (iv) specific considerations that may be of particular importance to the Company at the time.

        Annual cash bonuses are determined based on factors that include the Company's performance as measured by earnings from operations before taxes and individual performance for each officer. An award of a cash bonus by the Committee is intended to reflect and promote the Company's values and reward the individual officers for outstanding contributions to the Company's performance.

        Long term incentive awards under the Company's Long Term Incentive Plan are an important component of the Company's compensation philosophy. The Committee believes that it is essential for the Company's executive officers to own significant amounts of Common Stock in order to align the long-term interests of such executives with those of the Company's stockholders and to encourage such officers to increase stockholder value. The awards under the Long Term Incentive Plan to date to each of the executive officers are described on pages 6 to 7 of this Proxy Statement. With certain limited exceptions, upon the exercise of a stock option, executives are expected to retain the shares received, after satisfying the cost of exercise and taxes, in order to grow their equity position in the Company. The Committee believes that the ownership of Common Stock by each of the executive officers will encourage such officers to act on behalf of all stockholders and to optimize the Company's overall performance. These awards also aid in retaining executive officers and will assist in the Company attracting the most qualified individuals in the future.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

        The Compensation Committee determined the Chief Executive Officer's Compensation for the 1998 fiscal year based upon a number of facts and criteria, including consideration of the Company's overall performance and his individual performance targets. The Chief Executive Officer's salary was determined based on a review by the Committee of the Chief Executive Officer's performance. During the 1998 fiscal year, the Chief Executive Officer did not receive a raise or a bonus, since the Company's performance did not support payment of a raise or bonus. The Company did not grant any stock options to the Chief Executive Officer during the 1998 fiscal year.


DEDUCTIBILITY

        It is the present intention of the Company to preserve the deductibility under the Internal Revenue Code of compensation paid to its executive officers.

CONCLUSION

        No cash bonuses were awarded to any executive officers for the 1998 fiscal year, and stock options were awarded only to two executive officers. In the Committee's opinion, the Company's executive officers are properly compensated at the present time when compared with others in comparable positions in companies of similar size.

                                        Compensation Committee

                                        Michael Wager, Chairman
                                        David S. Harris
                                        Donald R. Miller



                              COMPANY PERFORMANCE

        The following graph compares the cumulative total stockholder return on the Company's Common Stock, the AMEX Market Index, and the peer group indexes over a five-year period commencing July 1, 1993. The Peer Group Index consists of a group of companies that both manufacture and distribute precious metal jewelry as follows: Oro America, Inc., Town & Country Corp. and DG Jewelry. Town & Country Corp. was dropped from the graph in 1997 since its stock was delisted by AMEX. The Company believes the Peer Group Index is comparable with the Company, since the companies included in the Peer Group Index are jewelry manufacturers and distributors (both wholesale and retail) like the Company. In calculating cumulative total stockholder return, reinvestment of dividends was assumed, and the returns of each member of the Peer Group Index are weighted for market capitalization. The Company believes that this information demonstrates that the compensation earned by its executive officers reflects the Company's performance.

                        COMPARE CUMULATIVE TOTAL RETURN
                      AMONG MICHAEL ANTHONY JEWELERS, INC.,
                     AMEX MARKET INDEX AND PEER GROUP INDEX

                                                     FISCAL YEAR ENDED
                                   ------------------------------------------------------
                                   1993      1994     1995      1996      1997      1998
MICHAEL ANTHONY JEWELERS, INC.      100     102.00    60.00     47.00     50.00     35.00

PEER GROUP INDEX                    100     107.43    61.94     36.53     35.24     28.36

AMEX MARKET INDEX                   100      96.53   101.88    130.59    140.55    160.32


                     ASSUMES $100 INVESTED ON JUNE 30, 1993
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING JAN. 31, 1998




              COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock of the Company with the Securities and Exchange Commission (the "SEC") and the AMEX. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

        To the Company's knowledge, based on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Company believes that during the 1998 fiscal year, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with, except for a Form 4 filing for (1) Michael Wager related to an automatic award of 5,000 shares under the Non-Employee Directors' Plan on the anniversary of his joining the Board; the filing was made on May 14, 1997, and
(2) Donald Miller related to an automatic award of 5,000 shares under the Non-Employee Directors' Plan on the anniversary of his joining the Board, the filing was made on March 25, 1998.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The manufacturing and distribution facilities of the Company are located in three adjacent buildings in Mount Vernon, New York having a total of approximately 74,000 square feet. Pursuant to two lease agreements entered into in May 1991 and another lease agreement entered into in May 1995 with Michael Anthony Company, now known as MacQuesten Realty Company ("MRC"), a New York general partnership, the general partners of which are Michael W. Paolercio ("MP") and Anthony Paolercio, Jr. ("AP"), during fiscal 1998, the Company paid rent of approximately $498,000, for the adjacent buildings housing its manufacturing facilities located at 50, 60 and 70 South MacQuesten Parkway in Mount Vernon, plus real estate taxes and other occupancy costs. The Company believes that the terms of these lease arrangements with MRC are no less favorable than those that could have been obtained from an unaffiliated party. Subject to the Company's option to acquire the properties located at 60 and 70 South MacQuesten Parkway, Mt. Vernon, discussed in more detail below, the Company will pay an average annual rent of approximately $504,000 over the term of the leases, plus real estate taxes and other occupancy costs.

        On May 16, 1997, the Company acquired one of the buildings housing its manufacturing facilities (the "50 Building") from MRC for a purchase price of $1,150,000. The 50 Building has approximately 22,000 square feet.

        The Special Real Estate Committee of the Board of Directors, comprised of the Company's independent, outside directors, obtained an appraisal of the 50 Building, and after reviewing the appraisal and negotiation with MRC as to the terms of purchase, recommended the acquisition to the Company's Board of Directors. On April 4, 1997, the Board of Directors voted unanimously, with Michael and Anthony Paolercio abstaining, to authorize the acquisition of the 50 Building, subject to (1) receipt of an updated, satisfactory appraisal and (2) the Company obtaining an exclusive, two-year option to acquire from MRC the remaining manufacturing facilities housed in the buildings located at 60 and 70 South MacQuesten Parkway, Mt. Vernon at an aggregate purchase price of $2,350,000 and on terms and conditions substantially the same as those agreed to for the purchase of the 50 Building.

        In the event the Company exercises its option to acquire the properties located at 60 and 70 South MacQuesten Parkway, the Company may incur additional long-term indebtedness in order to finance the purchases.

        Michael Wager, a director of the Company, is a partner in the firm of Benesch, Friedlander, Coplan & Aronoff, which provided the Company with legal services during the 1998 fiscal year.

        David Harris, a director of the Company, is a principal in the firm of Furman Selz, Inc., which provided the Company with investment banking and securities brokerage services during the 1998 fiscal year.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

        Deloitte & Touche LLP has been the independent accountants for the Company since April 1, 1989 and will serve in that capacity for the 1999 fiscal year. During the 1998 fiscal year, Deloitte & Touche LLP performed audit and tax services for the Company, which included an audit of the Company's consolidated financial statements.

        A representative of Deloitte & Touche LLP will be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

                             STOCKHOLDERS PROPOSALS

        All stockholder proposals which are intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company no later than February 28, 1999 for inclusion in the Board of Directors' Proxy Statement and form of proxy relating to the meeting.

                                 OTHER BUSINESS

        The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

        The prompt return of the proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                      By the Order of the Board of Directors


                                      M. Frances Durden
                                      Secretary

Dated:  May 22, 1998

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: MICHAEL ANTHONY JEWELERS, INC., 115 SOUTH MACQUESTEN PARKWAY, MOUNT VERNON, NEW YORK 10550,
ATTENTION: TREASURER.

                            MICHAEL ANTHONY JEWELERS, INC.

                            PROXY/VOTING INSTRUCTIONS CARD
         THIS IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                               MEETING ON JUNE 22, 1998

          The undersigned hereby appoints Michael W. Paolercio, Anthony Paolercio, Jr. and Michael A. Paolercio, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated herein all the shares of Common Stock of Michael Anthony Jewelers, Inc. represented hereby and held of record by the undersigned on May 4, 1998, at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 115 South MacQuesten Parkway, Mount Vernon, New York, on June 22, 1998, at 10:00 a.m. and at any postponements or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder and in accordance with the determination of the named proxies, and any of them, on any other matters that may properly come before the meeting. If this proxy is signed and returned and no directions are given, this proxy will be voted "FOR" each of the nominees for director listed under item 1 of this card, and in accordance with the determination of the named proxies, and any of them, on any other matters that may properly come before the meeting. If you have made any comments on this card, please mark the Comments box on the reverse of this card.

       1. ELECTION OF DIRECTORS

           [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY                      [ ] EXCEPTIONS
                                                   to vote for all nominees listed below

       Nominees: Michael W. Paolercio  Allan Corn  David S. Harris

       (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)

                                                       (Continued on other side)

         [ ] I PLAN TO ATTEND THE ANNUAL MEETING            [ ] I HAVE NOTED
                                                                COMMENTS BELOW

       Please sign this proxy and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

                                                   [ ] Change of Address

                                                   Signature(s) must agree with
                                                   the name(s) printed on this
                                                   Proxy. If shares are
                                                   registered in two names, both
                                                   stockholders should sign this
                                                   Proxy. If signing as
                                                   attorney, executor,
                                                   administrator, trustee or
                                                   guardian, please give your
                                                   full title as such.

                                                   Dated: ________________, 1998

                                                   -----------------------------
                                                             Signature

                                                   -----------------------------
                                                             Signature

       PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.